                                                                    Exhibit 10.4

                                                   |__|  Employee's Copy
                                                   |__|  Company's Copy

                            CAPITAL AUTOMOTIVE REIT
                              Employment Agreement

To Thomas D. Eckert:

     This Agreement establishes the terms of your employment with Capital Automotive REIT, a Maryland real estate investment trust (the "Company").

Employment and Duties    You and the Company agree to your employment as
                         President and Chief Executive Officer on the terms contained herein. In such position, you will report directly to the Company's Board of Trustees (the
                         "Board"). You agree to perform whatever duties the Board may assign you from time to time, consistent with your position as a senior executive. During your employment, you agree to devote your full business time, attention, and energies to performing those duties (except as the Board otherwise agrees from time to time). You agree to faithfully serve the Company, to conform to and comply with the lawful and good faith directions and instructions given you by the Company, and to use your best efforts to promote and serve the interests of the Company. You agree to comply with the noncompetition, secrecy, and other provisions of Exhibit A to this Agreement.

Term of Employment       Your employment under this Agreement begins as of
                         October 27, 1997 (the "Effective Date"). Unless sooner terminated under this Agreement, your employment ends at 6:00 p.m. Eastern Time on

                              June 30, 1998, if the Company has not consummated its initial public offering ("IPO") by that date, or

                              October 19, 2001, if the Company has consummated its IPO on or before June 30, 1998.

                         The period running from October 27, 1997 to the applicable date in the preceding sentence is the "Term."

                         Termination or expiration of this Agreement ends your employment but does not end your obligation to comply with Exhibit A.

Compensation

     Salary The Company will pay you an annual salary (the "Salary") from October 27, 1997 at the rate of not less than $350,000 in accordance with its payroll practices. The Board or its Compensation Committee will review your Salary annually and consider you for increases.

     Bonus The Board or its Compensation Committee will establish annual bonus targets under which you will be eligible for an annual bonus equal to up to 100% of your Salary.

     Options The Company will grant options to you to acquire common shares of beneficial ownership equal to 3% of the Company's outstanding shares as of and contingent on the consummation of the Company's IPO (based on the number of shares outstanding immediately after the IPO's completion), exercisable at the IPO price, or comparable options from the Capital Automotive, L.P. (the "Operating Partnership"). Such options will become exercisable ratably over four years, beginning with the first anniversary of their date of grant, and will provide that they become fully exercisable on (i) a Change of Control, (ii) the Company's termination of your employment other than for Cause, or (iii) your resignation for Good Reason and remain exercisable throughout their ten-year term.

     Employee Benefits   While you are employed under this Agreement, the
                         Company will provide you with the same benefits, including medical insurance coverage, as the Company makes generally available from time to time to the Company's employees, as those benefits are amended or terminated from time to time, and such other benefits as are commensurate with your position as a senior executive of a public company, including either a company automobile or an allowance for an automobile.
                         Your participation in the Company's benefit plans will be subject to the terms of the applicable plan documents and the Company's generally applied policies, and the Company in its sole discretion may from time to time adopt, modify, interpret, or discontinue such plans or policies.

Employment Agreement with Thomas D. Eckert                          Page 2 of 17

Place of Employment      Your principal place of employment will be at the
                         Company's corporate headquarters in the Washington metropolitan area (or such other offices as the Company may establish from time to time and to which it assigns you in its sole discretion). You understand and agree that you must travel from time to time for business reasons.

Indemnification          The Company will indemnify you to the fullest extent
                         authorized by law if you are made a party to any action, suit, or proceeding, whether criminal, civil, administrative, or investigative, because you are or were a director, officer, or employee of the Company or serve or served any other entity as a director, officer, or employee at the Company's request;
                         provided, however, that you must repay the Company for any indemnification if the final determination of an arbitrator or a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that indemnification by the Company is not permissible under applicable law.

Expenses The Company will reimburse you for reasonable and necessary travel and other business-related expenses you incur for the Company in performing your duties under this Agreement. You must itemize and substantiate all requests for reimbursements. You must submit requests for reimbursement in accordance with the policies and practices of the Company and within 60 days after incurring the expense.

No Other Employment      For so long as you are employed by the Company, you
                         agree that you will not, directly or indirectly, provide services to any person or organization for which you receive compensation or otherwise engage in activities that would conflict or interfere significantly with the faithful performance of your duties to the Company without the Board's prior written consent. (This prohibition excludes any work performed at the Company's direction including any work for the Operating Partnership.) The Company acknowledges that, as of the Effective Date, you serve as a director of The Munder Funds (a family of mutual funds) and The
                         Celotex Corp. and agrees that such directorships do not violate the prohibition on other employment. You may manage your personal investments, as long as the

Employment Agreement with Thomas D. Eckert                          Page 3 of 17
                           management takes only minimal amounts of time and is consistent with the provisions of the No Competition
                           Section in Exhibit A and is otherwise consistent with the policies and practices of the Company.

                           You represent to the Company that you are not subject to any agreement, commitment, or policy of any third party that would prevent you from entering into or performing your duties under this Agreement, and you agree that you will not enter into any agreement or commitment or agree to any policy that would prevent or hinder your performance of duties and obligations under this Agreement, including Exhibit A.

No Conflicts of Interest   You confirm that you have fully disclosed to the
                           Company and the Operating Partnership, to the best of your knowledge, all circumstances under which you, your spouse, and your relatives (including their spouses, children, and relatives) have or may have a conflict of interest with the Company or the Operating Partnership. You further agree to fully disclose to the Company any such circumstances that might arise during the Term. You agree to fully comply with the Company's policy and practices relating to conflicts of interest.

No Payments to             You will neither pay nor permit payment of any
Governmental Officials     remuneration to or on behalf of any governmental
                           official other than payments required or permitted by applicable law.

Termination                Subject to the provisions of this section, the
                           Company may terminate your employment, or you may resign, except that, if you voluntarily resign, you must provide the Company with 90 days' prior written notice (unless the Board has previously waived such notice in writing or authorized a shorter notice period).

     For Cause             The Company may terminate your employment for "Cause"
                           if you:

                                (i) engage in dishonesty that relates materially to the performance of services or any obligations under this Agreement, including Exhibit A;

Employment Agreement with Thomas D. Eckert                          Page 4 of 17

                              (ii) are convicted of any misdemeanor (other than for minor infractions) involving fraud, breach of trust, misappropriation, or other similar activity or any felony;

                              (iii) perform your duties under this Agreement in a grossly negligent manner; or

                              (iv) willfully breach this Agreement, including Exhibit A, in a manner materially injurious to the Company. An act or omission is only "willful" if you acted in bad faith or without any reasonable belief that the action or omission was in the interests of the Company and consistent with your duties and obligations under this Agreement.

                         Your termination for Cause under (i) and (ii) will be effective immediately upon the Company's mailing or transmission of such notice. Before terminating your employment for Cause under (iii) or (iv), the Company will specify in writing to you the nature of the act, omission, refusal, or failure that it deems to constitute Cause. The Board will give you the opportunity to correct the situation (and thus avoid termination for Cause under (iii) or (iv)). You must complete the correction within a reasonable period of time after the written notice to you, and the Company agrees to provide you no less than 15 days for such correction.

     Without Cause       Subject to the provisions below under Payments on
                         Termination, the Company may terminate your employment under this Agreement before the end of the Term without Cause.

     Good Reason         You may resign for Good Reason with 45 days' advance
                         written notice as provided below. "Good Reason" means the occurrence, without your written consent, of any of the following circumstances:

                              the Company's failure to perform or observe any of the material terms or provisions of this Agreement,

                              the assignment to you of any duties inconsistent with, or any substantial diminution in, your employment status or

Employment Agreement with Thomas D. Eckert                          Page 5 of 17
                              responsibilities as in effect on the date of this Agreement or your departure from the Board (other than by your voluntary resignation or your choice not to stand for re-election), the Company's relocation of its corporate headquarters to a location that would increase your commuting distance by more than 50 miles, based on your residence when this Agreement is executed, or a Change of Control after consummation of an IPO, consisting of any one or more of the following events:

                                   a person, entity, or group (other than the Company, the Operating Partnership, any subsidiary of either, any Company Group benefit plan, or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of more than 40% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board ("Company Voting Securities");

                                   consummation of a merger or consolidation of the Company into any other entity -- unless the holders of the Company Voting Securities outstanding immediately before such consummation, together with any trustee or other fiduciary holding securities under a Company Group benefit plan, hold securities that represent immediately after such merger or consolidation more than 60% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its parent; or

                                   the stockholders of the Company approve (i) a plan of complete liquidation or dissolution of the Company or (ii) an agreement for the Company's sale or disposition of all or substantially all the

Employment Agreement with Thomas D. Eckert                          Page 6 of 17

                                   Company's assets, and such liquidation,
                                   dissolution, sale, or disposition is
                                   consummated.

                         Even if other tests are met, a Change of Control has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.

                         You must give notice to the Company of your intention to resign for Good Reason within 30 days after the occurrence of the event that you assert entitles you to resign for Good Reason. In that notice, you must specify the condition that you consider provides you with Good Reason and must give the Company an opportunity to cure the condition within 30 days after your notice. If the Company fails to cure the condition, your resignation will be effective on the 45th day after your notice (unless the Board has previously waived such notice period in writing or agreed to a shorter notice period).

                         You will not be treated as resigning for Good Reason if the Company had Cause to terminate your employment as of the date of your notice of resignation.

     Disability          If you become "disabled" (as defined below), the
                         Company may terminate your employment. You are "disabled" if you are unable, despite whatever reasonable accommodations the law requires, to render services to the Company for more than 90 consecutive days because of physical or mental disability, incapacity, or illness. You are also disabled if you are deemed to be disabled within the meaning of the Company's long-term disability policy as then in effect.

     Death If you die during the Term, the Term will end as of the date of your death.

     Payments on         If the Company terminates your employment for or
     Termination         without Cause or because of disability or death or
                         because the Company does not consummate its IPO or you resign, the Company will pay you any unpaid portion of your Salary pro-rated through the date of actual termination and any annual bonuses already determined by such

Employment Agreement with Thomas D. Eckert                          Page 7 of 17
                         date but not yet paid, reimburse any substantiated but unreimbursed business expenses, pay any accrued and unused vacation time (to the extent consistent with the Company's policies), and provide such other benefits as applicable laws or the terms of the benefits require. Except to the extent the law requires otherwise or as provided in the Severance paragraph, neither you nor your beneficiary or estate will have any rights or claims under this Agreement or otherwise to receive severance or any other compensation, or to participate in any other plan, arrangement, or benefit, after such termination. If your employment is terminated because the Company does not consummate its IPO by June 30, 1998, you agree to waive any rights to severance set forth below in exchange for the benefits provided under your agreement with Friedman, Billings, Ramsey & Co., Inc. dated as of October 27, 1997.

          Severance           In addition to the foregoing payments, if the
                              Company terminates your employment without Cause or you resign for Good Reason before the end of the Term, the Company will pay you severance equal to your Salary, as then in effect, for 24 months in a single lump sum as soon as practicable but in any event no more than 90 days after termination;

                                   pay the premium cost for you to receive any group health coverage the Company must offer you under Section 4980B of the Internal Revenue Code of 1986 ("COBRA Coverage") for the period of such coverage; and

                                   pay you, at the time the Company would
                                   otherwise pay your annual bonus, your pro rata share of the bonus for the year of your termination, where the pro rata factor is based on days elapsed in your year of termination till date of termination over 365, less any portion of the bonus for the year of your termination already paid.

Employment Agreement with Thomas D. Eckert                          Page 8 of 17

                              You are not required to mitigate amounts payable under the Severance paragraph by seeking other employment or otherwise; however, you agree to return any payments under this Severance paragraph if you fail to comply with Exhibit A. Expiration of this Agreement, whether because of notice of non-renewal or otherwise, does not constitute termination without Cause nor is it grounds for resignation with Good Reason.

Assignment               The Company may assign or otherwise transfer this
                         Agreement and any and all of its rights, duties, obligations, or interests under it to the Operating Partnership or any of the affiliates or subsidiaries of the Company or the Operating Partnership or to any business entity that at any time by merger, consolidation, or otherwise acquires all or substantially all of the Company's stock or assets or the partnership units or assets of the Operating Partnership or to which the Company or the Operating Partnership transfers all or substantially all of its assets.

                         Upon such assignment or transfer, any such business entity will be deemed to be substituted for the Company for all purposes. Assignment or transfer does not constitute termination without Cause nor is it grounds for resignation with Good Reason absent the occurrence of a Change of Control. This Agreement binds the Company, its successors or assigns, and your heirs and the personal representatives of your estate. Without the Board's prior written consent, you may not assign or delegate this Agreement or any or all rights, duties, obligations, or interests under it.

Severability             If the final determination of an arbitrator or a court
                         of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision of this Agreement, including any provision of Exhibit A, is invalid or unenforceable, the remaining terms and provisions will be unimpaired, and the invalid or unenforceable term or provision will be deemed replaced by a

Employment Agreement with Thomas D. Eckert                          Page 9 of 17
                         term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Amendment; Waiver        Neither you nor the Company may modify, amend, or
                         waive the terms of this Agreement other than by a written instrument signed by you and an executive officer of the Company duly authorized by the Board.
                         Either party's waiver of the other party's compliance with any provision of this Agreement is not a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement.

Withholding              The Company will reduce its compensatory payments to
                         you for withholding and FICA taxes and any other withholdings and contributions required by law.

Third Party Beneficiary  You understand and agree that the Operating Partnership is a third party beneficiary of this Agreement.

Governing Law            The laws of the Commonwealth of Virginia (other than
                         its conflict of laws provisions) govern this Agreement.

Notices Notices must be given in writing by personal delivery, by certified mail, return receipt requested, by telecopy, or by overnight delivery. You should send or deliver your notices to the Company's corporate headquarters. The Company will send or deliver any notice given to you at your address as reflected on the Company's personnel records. You and the Company may change the address for notice by like notice to the others. You and the Company agree that notice is received on the date it is personally delivered, the date it is received by certified mail, the date of guaranteed delivery by the overnight service, or the date the fax machine confirms receipt.

Legal Fees               If a claim is asserted for breach of any provision of
                         this Agreement, you will be entitled to recover your reasonable attorney's fees and expenses if you prevail.

Superseding Effect       This Agreement supersedes any prior oral or written
                         employment, severance, option, or fringe benefit agreements between you and

Employment Agreement with Thomas D. Eckert                         Page 10 of 17
                    the Company. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements, and writings with respect to the subject matter of this Agreement (other than your agreement with Friedman, Billings, Ramsey & Co. dated as of October 27, 1997). All such other negotiations, commitments, agreements, and writings will have no further force or effect; and the parties to any such other negotiation, commitment, agreement, or writing will have no further rights or obligations thereunder.

If you accept the terms of this Agreement, please sign in the space indicated below. We encourage you to consult with any advisors of your choosing.


                              CAPITAL AUTOMOTIVE REIT

                         By:  __________________________________
                                    William R. Swanson
                                    Trustee


I accept and agree to the terms of employment set forth in this Agreement:

___________________________
      Thomas D. Eckert

Dated:_____________________

Employment Agreement with Thomas D. Eckert                         Page 11 of 17

                                   Exhibit A
                                   ---------

No Competition      In consideration of your employment by the Company and
                    salary and benefits under this Agreement, during the term of your employment, and except as set forth below, until the date one year after your employment with the Company, the Operating Partnership, or their successors, assigns, affiliates, or subsidiaries (collectively, the "Company
                    Group") ends for any reason (the "Restricted Period"), you agree as follows:

                    The Company is a real estate investment trust formed to acquire real properties owned by automobile dealerships and other automotive-related businesses and lease the properties to such businesses. You will not, directly or indirectly, promote, be employed by, lend money to, invest in, or engage in any Competing Business within the Market Area. That prohibition includes, but is not limited to, acting, either singly or jointly or as agent for, or as an employee of or consultant to, any one or more persons, firms, entities, or corporations directly or indirectly (as a director, independent contractor, representative, consultant, member, or otherwise) that constitutes such a Competing Business. You may own up to 3% of the outstanding capital stock of any corporation that is actively publicly traded without violating this No Competition covenant. This covenant does not preclude you from being employed by any automobile dealership or dealership group or other automotive-related business that is a lessee or prospective lessee of properties the Company or the Operating Partnership holds or is actively considering acquiring.

                    If, during the Restricted Period, you are offered and want to accept employment with a business that engages in activities similar to the Company's, you will inform the Board in writing of the identity of the business, your proposed duties with that business, and the proposed starting date of that employment. You will also inform that business of the terms of this Exhibit A. The Board will analyze the proposed employment and make a good faith determination as to whether it would threaten the Company's legitimate competitive

Employment Agreement with Thomas D. Eckert                         Page 12 of 17
                    interests. If the Company determines that the proposed employment would not pose an unacceptable threat to its interests, the Company will notify you that it does not object to the employment.

                    You acknowledge that, during the portion of the Restricted Period that follows your employment, you may engage in any business activity or gainful employment of any type and in any place except as described above. You acknowledge that you will be reasonably able to earn a livelihood without violating the terms of this Agreement.

                    You understand and agree that the rights and obligations set forth in this No Competition Section will continue for one year from the date of termination of this Agreement and your employment with the Company or the Company Group, unless the Company does not consummate its IPO by June 30, 1998, in which event your obligations under this No Competition Section end when your employment ends.

     Definitions

         Competing  Competing Business means any service or financial product
         Business of any person or organization other than the Company Group, in existence or then under development, that competes or could potentially compete, directly or indirectly, with any service or financial product of the Company Group upon which or with which you have worked for the Company or the Company Group or about which you acquire knowledge while working for the Company or the Company Group. Competing Business includes any enterprise engaged in the formation or operation of real estate investment trusts or other entities that invest primarily in automobile dealership or automotive-related properties or provide real estate financing to automobile dealerships or automotive-related businesses. Competing Business excludes real estate investment trusts and similar entities that do not engage in activities related to automotive dealerships or automotive-related businesses.

       Market Area  The Market Area consists of the United States.

Employment Agreement with Thomas D. Eckert                         Page 13 of 17

No Interference;         During the Restricted Period, you agree that you will
No Solicitation          not, directly or indirectly, whether for yourself or
                         for any other individual or entity (other than the Company or its affiliates or subsidiaries), intentionally solicit or endeavor to entice away from the Company Group:

                              any person whom the Company Group employs (other than as your personal secretary) or otherwise engages to perform services as a consultant or sales representatives; or

                              any person or entity who is, or was, within the Restricted Period, a contractor or subcontractor of the Company Group known to you or a lessee or prospective lessee of properties the Company Group holds or is actively considering acquiring.

Secrecy

     Preserving          Your employment with the Company under and, if
     Company             applicable, before this Agreement has given and will
     Confidences         give you Confidential Information (as defined below).
                         You acknowledge and agree that using, disclosing, or publishing any Confidential Information in an unauthorized or improper manner could cause the Company or Company Group substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, you agree with the Company that you will not at any time, except in performing your employment duties to the Company or the Company Group under this Agreement (or with the Board's prior written consent), directly or indirectly, use, disclose, or publish, or permit others not so authorized to use, disclose, or publish any Confidential Information that you may learn or become aware of, or may have learned or become aware of, because of your prior or continuing employment, ownership, or association with the Company or the Company Group or any of their predecessors, or use any such information in a manner detrimental to the interests of the Company or the Company Group.

Employment Agreement with Thomas D. Eckert                         Page 14 of 17

     Preserving          You agree not to use in working for the Company Group
     Others'             and not to disclose to the Company Group any trade
     Confidences         secrets or other information you do not have the right
                         to use or disclose and that the Company Group is not free to use without liability of any kind. You agree to promptly inform the Company in writing of any patents, copyrights, trademarks, or other proprietary rights known to you that the Company or the Company Group might violate because of information you provide.

     Confidential        "Confidential Information" includes, without
     Information         limitation, information the Company or the Company
                         Group has not previously disclosed to the public or to the trade with respect to the Company's or the Company
                         Group's present or future business, operations, services, products, research, inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any of the Company's or the Company
                         Group's products or services), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential and proprietary information, and any other information not generally known outside the Company or the Company Group that may be of value to the Company or the Company Group but excludes any information already properly in the public domain. "Confidential
                         Information" also includes confidential and proprietary information and trade secrets that third parties entrust to the Company or the Company Group in confidence.

                         You understand and agree that the rights and obligations set forth in this Secrecy Section will continue indefinitely and will survive termination of this Agreement and your employment with the Company or the Company Group.

Employment Agreement with Thomas D. Eckert                         Page 15 of 17

Exclusive Property       You confirm that all Confidential Information is and
                         must remain the exclusive property of the Company or the relevant member of the Company Group. All business records, business papers, and business documents you keep or make in the course of your employment by the Company relating to the Company or any member of the Company Group must be and remain the property of the Company or the relevant member of the Company Group.
                         Upon the termination of this Agreement with the Company or upon the Company's request at any time, you must promptly deliver to the Company or to the relevant member of the Company Group any Confidential
                         Information or other materials (written or otherwise) not available to the public or made available to the public in a manner you know or reasonably should recognize the Company did not authorize, and any copies, excerpts, summaries, compilations, records and documents you made or that came into your possession during your employment. You agree that you will not, without the Company's consent, retain copies, excerpts, summaries or compilations of the foregoing information and materials. You understand and agree that the rights and obligations set forth in this Exclusive Property
                         Section will continue indefinitely and will survive termination of this Agreement and your employment with the Company Group.

Maximum Limits           If any of the provisions of Exhibit A are ever deemed
                         to exceed the time, geographic area, or activity limitations the law permits, you and the Company agree to reduce the limitations to the maximum permissible limitation, and you and the Company authorize a court or arbitrator having jurisdiction to reform the provisions to the maximum time, geographic area, and activity limitations the law permits.

Injunctive Relief        Without limiting the remedies available to the Company,
                         you acknowledge

                              that a breach of any of the covenants in this Exhibit A may result in material irreparable injury to the Company and Company Group for which there is no adequate remedy at law, and

Employment Agreement with Thomas D. Eckert                         Page 16 of 17
                         that it will not be possible to measure damages for such injuries precisely.

                    You agree that, if there is a breach or threatened breach, the Company or any member of the Company Group will be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining you from engaging in activities prohibited by any provisions of this Exhibit A or such other relief as may be required to specifically enforce any of the covenants in this Exhibit A.

Employment Agreement with Thomas D. Eckert                         Page 17 of 17